UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2016

NUCOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4119	13-1860817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2016, the Board of Directors of Nucor Corporation (the “Company”) approved certain amendments to the Company’s Bylaws (as amended, the “Bylaws”), effective immediately, to (i) clarify the date requirements for advance notice of business proposals or director nominees in Article II, Section 3 and Article III, Section 1; (ii) expand in Article II, Section 3 and Article III, Section 1 the advance notice disclosure required for proposing stockholders and director nominees nominated by stockholders relating to any relationships or agreements such persons have regarding the Company and its securities as well as an agreement by such director nominees to continually update such disclosure and comply with all governance codes of the Company applicable to all directors; and (iii) make certain ministerial, clarifying and conforming changes.

The foregoing description is qualified in its entirety by reference to the full text of the Company’s Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

3.1    Bylaws of Nucor Corporation, as amended and restated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: September 20, 2016	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Bylaws of Nucor Corporation, as amended and restated.